Exhibit 8.1

[●], 2020

Forbes Energy Services Ltd.

3000 South Business Highway 281

Alice, Texas 78332

Ladies and Gentlemen:

We have acted as counsel to Forbes Energy Services Ltd., a Delaware corporation (“Fowler”), in connection with the Mergers, as defined in the Agreement and Plan of Merger dated as of December 18, 2019, and as amended from time to time (the “Merger Agreement”) by and among Fowler, Superior Energy Services, Inc., a Delaware corporation (“Spieth”), New NAM, Inc., a Delaware corporation (“NAM”), Arita Energy, Inc., a Delaware corporation (formerly known as Spieth Newco, Inc.) (“Holdco”), Spieth Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdco, and Fowler Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdco. All capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Merger Agreement.

At your request, and in connection with the filing of the Form S-4 by Holdco with the Securities and Exchange Commission (File No. 333-236407) (as amended or supplemented through the date hereof, the “Registration Statement”), including the proxy statement/prospectus forming a part thereof, we are rendering our opinion concerning certain U.S. federal income tax matters.

In connection with this opinion, and with your consent, we have reviewed and relied upon the accuracy and completeness of the following: (i) the Merger Agreement; (ii) the Fowler Exchange and Contribution Agreement; (iii) the Registration Statement, including the proxy statement/prospectus forming a part thereof; (iv) the factual statements and representations made by Fowler, Ascribe, Solace, and NAM, in their respective tax representation letters (the “Tax Representation Letters”), dated as of the date hereof and delivered to us for purposes of this opinion; and (v) such other documents, information and materials as we have deemed necessary or appropriate.

In rendering this opinion, we have assumed, with your permission, that (i) all parties to the Merger Agreement, and to any other documents reviewed by us, have acted and will act in accordance with, and without waiver or breach of, the terms of the Merger Agreement and such other documents; (ii) the Mergers, the Fowler Term Loan Contribution and the Fowler PIK Contribution will be consummated pursuant to and in accordance with the terms and conditions set forth in the Merger Agreement and the Fowler Exchange and Contribution Agreement and as described in the Registration Statement; (iii) all facts, information, statements and representations made by or on behalf of Fowler, Ascribe, Solace, and NAM in the Tax Representation Letters are

Forbes Energy Services Ltd.

[●], 2020

and, at all times up to and including the Effective Time, will continue to be true, complete and correct; (iv) all facts, information, statements and representations made by or on behalf of Fowler, Ascribe, Solace, and NAM in the Merger Agreement, the Fowler Exchange and Contribution Agreement, the Registration Statement and the Tax Representation Letters that are qualified by the knowledge and/or belief of any person are and, at all times up to and including the Effective Time, will continue to be true, complete and correct as though not so qualified; (v) as to all matters as to which any person or entity represents that it is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement, there is in fact no plan, intention, understanding or agreement and, at all times up to and including the Effective Time, there will be no plan, intention, understanding or agreement; and (vi) for U.S. federal income tax purposes, Fowler, Ascribe, Solace, and NAM will treat the Mergers, the Fowler Term Loan Contribution and the Fowler PIK Contribution, taken together, as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”). We also have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures and the legal capacity of signatories. Moreover, we have assumed (without any independent investigation thereof) that facts, information, statements and representations contained in the documents we have reviewed can be established to the Internal Revenue Service or courts, if necessary, by clear and convincing evidence. If any of the assumptions described above are untrue for any reason, or if the Fowler Term Loan Contribution, the Fowler PIK Contribution or either of the Mergers is consummated other than in accordance with the terms and conditions set forth in the Merger Agreement or Fowler Exchange and Contribution Agreement, as applicable, our opinion as expressed below may be adversely affected.

Our opinion is based on the Code, United States Treasury Regulations, case law and published rulings and other pronouncements of the Internal Revenue Service, as in effect on the date hereof. No assurances can be given that such authorities will not be amended or otherwise changed at any time, possibly with retroactive effect. We assume no obligation to advise you of any such subsequent changes. Any change in the applicable law or regulations, or any new administrative or judicial interpretation of the applicable law or regulations, may affect the continuing validity of our opinion as set forth herein.

Based upon and subject to the foregoing, and to the qualifications and limitations set forth herein and in the Registration Statement, and in reliance upon the representations and assumptions described herein and in the Registration Statement, all statements of legal conclusion relating to the Fowler Merger contained in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences” constitute our opinion as to the material U.S. federal income tax consequences of the Fowler Merger to U.S. holders (as defined in the Registration Statement) of Fowler Common Stock.

Our opinion relates solely to the specific matters set forth above, and no opinion is expressed, or should be inferred, as to any other U.S. federal, state, local or non-U.S. income, estate, gift, transfer, sales, use or other tax consequences that may result from the Fowler Merger. Our opinion is limited to legal rather than factual matters and has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Internal Revenue Service or a court will agree with our opinion.

Forbes Energy Services Ltd.

[●], 2020

The opinion expressed herein is being furnished in connection with the filing of the Registration Statement and may not be used or relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 8.1 to the Registration Statement and to the references to this opinion in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,